Exhibit 10.3.3

SETTLEMENT AGREEMENT
In order to settle as fully as possible all known all unknown claims I might have against DriveTime Automotive Group and all related parties (including DT Credit Corporation, DriveTime Car Sales, Inc., GO Financial and DT Acceptance Corporation) (together, “Company”), Company and myself agree as follows:
(a)Special Payments and Benefits: I have forty five days from November 30, 2012, to review and sign this agreement to receive severance. I have seven days after signing to cancel this agreement. For more information on signing, please see the last page of this agreement.). The Company will pay me the amount of my current regular pay through June 30, 2013, an amount to which I am not otherwise entitled. The Company will pay the severance in a lump sum covering the period from the Termination Date to June 30, 2013, such payment to be made after January 1, 2013 but no later than the end of the first full week in January of 2013. In addition, bonuses and other compensation for which I am not otherwise eligible, including the 2012 BLM bonus (to be paid no later than the date such bonus is paid to all other Company employees), Long Term Incentive Plan, payments for 2009, 2010 and 2011, and the distribution of the final amounts under the Executive Bonus Agreement, will be paid to me in a lump sum (or direction given to the trustee under the Executive Bonus Agreement) at or before the later of December 14, 2012 or seven days after Company’s receipt of a signed Agreement. I will not be eligible for any additional 2012 or other bonuses. Amounts paid under this Section (a) will not be taken into account in determining my rights or benefits under any other program. The Company will withhold taxes and report amounts to tax authorities as it determines it is required to do.
(b)Release: I release (i.e., give up) all known and unknown claims that I presently have against Company and all of their current and former patents, subsidiaries, related companies, partnerships, joint ventures, or other affiliates, and, with respect to each of them, their predecessors and successors; and, with respect to each such entity, all of its past, present, and future employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs), and any other persons acting by, through, under or in concert with any of the persons or entities listed in this section, and their successors (Released Parties), except claims that the law does not permit me to waive by signing this Settlement Agreement. For example, I am releasing all common law contract, tort, or other claims I might have, as well as all claims I might have under the Age Discrimination in Employment Act (ADEA), the WARN Act, Title VII of the Civil Rights Act of 1964, Sections 1981 and 1983 of the Civil Rights Act of 1866, the Americans With Disabilities Act (ADA), the Employee Retirement Income Security Act of 1974 (ERISA), and similar applicable state or local laws, such as the California Fair Employment and Housing Act, California Labor Code Section 200 et seq., and any applicable California Industrial Welfare Commission Order. If I am a California employee, I expressly waive the protection of Section 1542 of the Civil Code of the State of California, which states that:

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A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
(c)Compensation and Benefit Plans: Effective upon the Termination Date (as defined herein), I have ceased to be eligible to participate under any stock option, bonus, incentive compensation, commission, medical, dental, life insurance, retirement, and other compensation or benefit plans of the Company or any affiliate, and have no rights under any of those plans, except as follows:
(i)Group Insurance: I will have my legally-mandated rights, if any, to COBRA continuation coverage as to any Company-provided medical, dental, or vision plan in which I participate and if I timely elect COBRA continuation coverage.
(ii)Qualified Plan Retirement Benefits: I will retain my vested benefits under all qualified retirement plans of the Company (for example, 401k), and all rights associated with such benefits, as determined under the official terms of those plans.
Payments made under this Settlement Agreement will not be included in my compensation for purposes of calculating the benefits to which I am entitled under any employee benefit program, notwithstanding anything in it to the contrary.
(d)Representations and Promised: I acknowledge and agree that:
(i)This Settlement Agreement is the entire agreement relating to my service with the Company and any claims or future rights that I might have with respect to the Company and the Released Parties. This Settlement Agreement only may be amended by a written agreement that the Company and I sign. This Settlement Agreement is a legally admissible, enforceable agreement governed by Federal law and the laws of the state where I have most recently worked with the Company.
(ii)When I decided to sign this Settlement Agreement, I was not relying on any representations that arc not in this Settlement Agreement.
(iii)I agree not to criticize, denigrate, or otherwise disparage the Company or any other Released Party, or any their products, processes, experiments, policies, practices, standards of business conduct, or areas or techniques of research. I also agree not to take any actions which could harm or damage the Company, including but not limited to soliciting, either directly or indirectly, employees of Company (for a twelve month period following the date of this Settlement Agreement), or doing anything affecting the Company’s website(s), computer systems, technology, media, marketing or similar areas. However, nothing in this subsection shall prohibit me from complying with any lawful subpoena or court order or taking any other actions affirmatively required by law.

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(iv)I agree to maintain the confidentiality of all confidential information regarding the Company and any other Released Party (including confidential information of their customers) and I promise not to disclose any such information to any person at any time for any purpose; provided, however, that nothing shall preclude disclosure (a) as necessary to obtain legal or financial advice; (b) pursuant to court order; or (c) as otherwise permitted by law.
(v)I understand that the Company in the future may improve employee benefits or pay. I understand that my job may be refilled.
(vi)I have not been told that the Company or any Released Party will employ me in the future.
(vii)I have not suffered any job-related wrongs or injuries, such as any type of discrimination, for which I might still be entitled to compensation or relief in the future. I have properly reported all hours that I have worked and I have been paid all wages, overtime, commissions, compensation, benefits, and other amounts that the Company or any Released Party should have paid me in the past.
(viii)This Settlement Agreement is not an admission of wrongdoing by the Company or any other Released Party.
(ix)I am intentionally releasing claims that I do not know that I might have and that, with hindsight, I might regret having released. I have not assigned or given away any of the claims I am releasing.
(x)I have returned to the Company all files, memoranda, documents, records, copies of the foregoing, Company- or Released Party-provided credit cards, keys, building passes, security passes, access or identification cards, uniforms, and any other property of the Company or any Released Party that was in my possession or control, except for my phone and IP AD which I am allowed to retain. I have cleared all expense accounts, repaid everything I owe to the Company or any Released Party, paid all amounts I owe on Company-provided credit cards or accounts (such as cell phone accounts), and canceled or personally assumed any such credit cards or accounts, or I agree that the Company may deduct any such amounts from my severance payment.
(xi)I have not disclosed and will never disclose the underlying facts that led up to the settlement evidenced by this Settlement Agreement, or the terms, amount, or existence of that settlement or this Settlement Agreement, to anyone other than a member of my immediate family or my attorney or other professional advisor and, even as to such a person, only if the person agrees to honor this confidentiality requirement. Such a person’s violation of this confidentiality requirement shall be treated as a violation by me. This subsection does not prohibit disclosures to the extent necessary legally to enforce this Settlement Agreement or to the extent prohibited by law, nor does it prohibit disclosures to the extent otherwise legally required (but only if I notify the Company of a disclosure obligation or request within one day after I learn of it and permit the Company

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to take all steps it deems to be appropriate to prevent or limit the required disclosure).
(xii)If the Company or I successfully assert that any provision in this Settlement Agreement is void, the rest of the Settlement Agreement shall remain valid and enforceable unless the other party to this Settlement Agreement elects to cancel it. If this Settlement Agreement is cancelled, I will repay the special payment and benefits I received for signing it.
(xiii)I agree to cause the withdrawal or dismissal with prejudice of any pending lawsuit, complaint, charge, action, compliance review, investigation, or proceeding asserting any claim that I have released five days after this Settlement Agreement becomes effective, unless prohibited by law. Until that withdrawal or dismissal is accepted or ordered, I will not be entitled to receive any special payments or benefits under this Settlement Agreement.
(xiv)If I initially did not think any representation I am making in this Settlement Agreement was true or if I initially was uncomfortable making it, I resolved all my doubts and concerns before signing this Settlement Agreement. I have carefully read this Settlement Agreement, I fully understand what it means, I am entering into it knowingly and voluntarily, and all my representations in it are true. The Company would not have given me the special payments or benefits I am getting in exchange for this Settlement Agreement but for my representations and promises 1 am making by signing it.
(xv)If Company has advanced any funds to me or I have any outstanding amounts (other than a Company vehicle loan) due and owing to Company (including missing uniforms or amounts under an Amex card payable by me under Company policies), the benefits otherwise payable under this Agreement will be reduced by such amount.
(e)Employment Termination: The last day of my Company employment will be November 30, 2012 (Termination Date). My last day at work will be at my discretion but no later than the Termination Date. I waive future coverage and benefits under all Company disability programs, but this Settlement Agreement does not affect my COBRA eligibility for other Company medical, dental, life insurance, retirement, and benefit plans. Whether I sign this Settlement Agreement or not, I understand that my rights and continued participation in those plans will be governed by their terms, and that I generally will become ineligible for them shortly after my Termination Date, after which I may be able to purchase continued coverage under certain of such plans.
Existing Obligations Continue: I agree to remain bound by any Company or Company affiliate agreement or policy relating to confidential information, invention, non-solicitation, or similar matters to which I am now subject, if any.

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YOU MAY NOT MAKE ANY CHANGES TO THE TERMS OF THIS SETTLEMENT AGREEMENT. BEFORE SIGNING THIS SETTLEMENT AGREEMENT, READ IT CAREFULLY AND, IF YOU CHOOSE, DISCUSS IT WITH YOUR ATTORNEY AT YOUR OWN EXPENSE. TAKE AS MUCH TIME AS YOU NEED TO CONSIDER THIS SETTLEMENT AGREEMENT BEFORE DECIDING WHETHER TO SIGN IT. BY SIGNING IT YOU WILL BE WAIVING YOUR KNOWN AND UNKNOWN CLAIMS.
YOU MAY REVOKE THIS SETTLEMENT AGREEMENT IF YOU REGRET HAVING SIGNED IT. TO DO SO, YOU MUST DELIVER A WRITTEN NOTICE OF REVOCATION TO KELLI DICKERSON AT
4020 EAST INDIAN SCHOOL ROAD
Phoenix, AZ 85018
Office phone – 602-852-6702
Fax – 602-667-2412.

BEFORE SEVEN 24-HOUR PERIODS EXPIRE FROM THE TIME YOU SIGNED IT. IF YOU REVOKE THIS SETTLEMENT AGREEMENT, IT WILL NOT GO INTO EFFECT AND YOU WILL NOT RECEIVE THE SPECIAL PAYMENTS OR BENEFITS DESCRIBED IN IT.
THIS AGREEMENT WILL BE EFFECTIVE UPON YOUR SIGNING AND THE EXPIRATION OF THE SEVEN DAY REVOCATION PERIOD.
THE DEADLINE FOR YOU TO DELIVER A SIGNED COPY OF THIS SETTLEMENT AGREEMENT TO KELLI DICKERSON AT THE ADDRESS OR FAX NUMBER INDICATED ABOVE IS January 15, 2013. IF YOU FAIL TO DO SO, YOU WILL NOT RECEIVE THE SPECIAL PAYMENTS OR BENEFITS DESCRIBED IN IT.

Date: 11/29/12        /s/ Al Appelman
Al Appelman

Date: 11/29/12        /s/ John Ehlinger
Company Representative

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